Exhibit 99.1

                     ILEX Oncology Reports Q3 2004 Results;
                 Clofarabine FDA Panel Hearing Set for December

    SAN ANTONIO--(BUSINESS WIRE)--Oct. 20, 2004--ILEX(TM) Oncology Inc. (Nasdaq:ILXO) today reported that global net sales of CAMPATH(R)/MABCAMPATH(R) (alemtuzumab) recorded by Schering AG, Germany (NYSE:SHR) (FSE:SCH) and its U.S. affiliate Berlex Laboratories Inc. totaled $18.2 million during the third quarter of 2004. That compares to sales of $16.1 million for the same quarter a year ago, a 13% increase. For the first nine months of 2004, global net sales of CAMPATH totaled $56.5 million, up 6% from $53.3 million in the first nine months of 2003.
    Commenting on the quarter, ILEX President and CEO Jeff Buchalter said, "Our oncology franchise continues to advance, with solid CAMPATH sales and FDA approval of our new concentrated vial formulation. The new formulation, scheduled for launch in December, will offer greater convenience to healthcare providers who administer CAMPATH, representing another logical step in the ongoing life cycle management of this important anti-cancer agent."
    "Building on our success with CAMPATH, we now have our second compound, clofarabine, undergoing review by the FDA," Buchalter continued. "As expected, we have been invited to a panel review of our pivotal data by the FDA's Oncologic Drugs Advisory Committee (ODAC) on December 1, and we are pleased for the opportunity to share our encouraging data in pediatric acute leukemia with a broad panel of experts. Clofarabine could become the first drug in more than a decade to be labeled initially for children's leukemia. The fourth quarter is an especially exciting time for us, with the panel hearing and FDA action date on clofarabine, as well as the expected close of our merger agreement with Genzyme Corporation."

    Q3 and First Nine Months Financial Data

    For the third quarter ended September 30, 2004, ILEX reported a net loss of $12.5 million, or a loss of $0.32 per share. These 2004 results compare to a net loss of $10.6 million, or a loss of $0.29 per share, in the third quarter of 2003.
    For the first nine months of 2004, the company's net loss was $46.7 million, or $1.20 per share. That compares to a net loss of $44.3 million, or a loss of $1.31 per share, in the first nine months of 2003. Included in the 2004 results are charges of $4.7 million, or $0.12 per share, related to the merger agreement with Genzyme Corporation and licensing costs of $4 million, or $0.10 per share, associated with ILEX's submission of the New Drug Application (NDA) for clofarabine. Included in the 2003 results is a net settlement charge of $16.5 million, or $0.49 per share.

    Revenue

    Total revenue for the third quarter of 2004 was $7.3 million, compared to revenue of $8.7 million for the third quarter of 2003, which included a $2.5 million license fee. For the first nine months of 2004, revenue totaled $25.4 million, compared to $27.5 million for the same period last year. In line with the company's product-driven strategy, 2004 revenue was derived primarily from the contribution from CAMPATH.
    The CAMPATH contribution, identified as product profit and royalty revenues in the company's statements of operations, totaled $6.0 million in the third quarter of 2004, compared to $4.5 million in the same period of 2003. For the first nine months of 2004, ILEX's CAMPATH sales contribution totaled $17.0 million, as compared to $17.6 million in the same period last year.

    Research and Development

    R&D expense totaled $13.3 million for the third quarter of 2004 as compared to $12.1 million for the same quarter of 2003. For the first nine months of 2004, R&D expense totaled $44.9 million, compared to $34.7 million for the same period last year, as ILEX continued to make focused investments in its key compounds, including CAMPATH, clofarabine and ILX-651.

    Selling, General and Administrative (SG&A)

    SG&A expense totaled $4.2 million in the third quarter of 2004, compared with $2.8 million in the same quarter of 2003. The increase was due primarily to merger-related expenses and product launch and commercialization costs. For the first nine months of 2004, SG&A expense totaled $16.6 million, compared with $9.7 million in the same period of 2003. Merger-related expenses of $4.7 million are included in the 2004 nine-month SG&A costs.

    Cash and Marketable Securities

    As of September 30, 2004, ILEX had $131.1 million in cash and marketable securities.

    Notable Non-Financial Achievements

    -- Invitation to present clofarabine at an FDA advisory panel hearing December 1. The panel will make recommendations to the FDA on ILEX's updated NDA submission for clofarabine for the treatment of refractory or relapsed acute leukemia in children. The Prescription Drug User Fee Act (PDUFA) response date for this application is December 30. Time magazine recently named clofarabine one of the most promising developments in the drug industry's pipeline for 2005.

    -- FDA approval of a new, concentrated formulation of CAMPATH in a convenient, single-dose vial. Berlex expects to launch the new vial in the U.S. in December.

    About ILEX

    ILEX Oncology Inc. is an oncology drug development company with a marketed product, CAMPATH(R) in the United States and MABCAMPATH(R) in the European Union, as well as a pipeline of investigational compounds focused on the treatment of cancer. ILEX maintains a core competency in oncology drug development in San Antonio, Texas. ILEX also conducts research in angiogenesis inhibition, cell signaling, medical chemistry and nuclear receptor biology. In February 2004, ILEX entered into an agreement and plan of merger with Genzyme(R) Corporation, a leading global biotechnology company. The merger is expected to close during the fourth quarter of 2004, subject to clearance by the Federal Trade Commission and other customary closing conditions. Further information about ILEX can be found on the company's web site at www.ilexonc.com.

    About Schering AG

    Schering AG, Germany (NYSE:SHR) (FSE:SCH) holds exclusive worldwide marketing and distribution rights plus additional exclusive development rights in Japan and the Asian Pacific region to CAMPATH/MabCampath. The product is marketed in the U.S. by Berlex Laboratories, a U.S. affiliate of the Schering AG Group. CAMPATH was launched in the U.S. and Europe, where it is named MabCampath, in 2001.

    Forward-Looking Statements

    This press release contains forward-looking statements, including statements about the proposed transaction between Genzyme and ILEX and the time at which the companies expect the transaction to be completed. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others, the possibility that the transaction is not completed; the possibility that the transaction may not obtain FTC clearance on terms acceptable to the companies or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; the possibility that other closing conditions are not met; Genzyme's ability to successfully integrate ILEX's operations and programs with Genzyme's and the time and resources required to do so; the actual design, results and timing of preclinical and clinical studies for the companies' products and product candidates; enrollment rates for the companies' clinical trials; the actual timing and content of submissions to and decisions made by regulatory authorities regarding the companies' products and product candidates, including the receipt of marketing approval in the United States for clofarabine; the ability to manufacture sufficient quantities of products for development and commercialization activities and to do so in a timely and cost-efficient manner; the ability to attract and retain qualified sales forces; the availability and extent of reimbursement from third-party payers for the companies' products and product candidates; the scope, validity and enforceability of patents directed to, and the effect of any third-party proprietary rights on, the companies' products and product candidates; the accuracy of the companies' information concerning the markets for their respective products and product candidates, including growth projections; and the risks and uncertainties described in reports filed by ILEX and Genzyme with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, including without limitation the information under the heading "Risk Factors" in the registration statement on Form S-4 filed by Genzyme with respect to the proposed transaction and under the heading "Additional Business Risks" in ILEX's Annual Report on Form 10-K for the year ending December 31, 2003. We caution investors not to place undue reliance on the forward-looking statements contained in this press release. These statements speak only as of the date of this press release, and we undertake no obligation to update or revise the statements, risks or reasons. All forward-looking statements are expressly qualified in their entirety by this cautionary statement.

    CAMPATH(R) and MABCAMPATH(R) are registered trademarks of ILEX Oncology Inc. or its subsidiaries. Genzyme(R) is a registered trademark of Genzyme Corporation. All rights reserved.


                          ILEX ONCOLOGY INC.
                       STATEMENTS OF OPERATIONS
               (in thousands, except per share amounts)
                              (unaudited)


                              Three Months Ended    Nine Months Ended
                                 September 30,       September 30,
                                2004      2003      2004      2003
                              --------- --------- --------- ---------
REVENUE:
 Product profit and royalty     $5,973    $4,513   $17,015   $17,572
 Product development               779       985     4,768     5,196
 Contract research services        173       403       785     1,497
 Outlicensing revenue               87     2,581     1,762     2,685
 Other                             259       244     1,053       587
                              --------- --------- --------- ---------

    Total revenue                7,271     8,726    25,383    27,537
                              --------- --------- --------- ---------

OPERATING EXPENSES:
 Research and development
  costs                         13,299    12,125    44,894    34,656
 Licensing costs                   561     2,133     5,134     4,144
 Selling, general and
  administrative                 4,246     2,789    16,632     9,663
 Direct cost of research
  services                         205       370       586     1,119
 Depreciation and
  amortization                   1,646     1,857     5,216     5,713
 Impairment charge                  --       213        --       213
 Settlement charge                  --        --        --    16,500
                              --------- --------- --------- ---------

    Total operating expenses    19,957    19,487    72,462    72,008
                              --------- --------- --------- ---------

OPERATING LOSS                 (12,686)  (10,761)  (47,079)  (44,471)

OTHER INCOME (EXPENSE):
 Interest income and other         477     1,077     1,683     3,440
 Interest expense                 (292)     (997)   (1,319)   (3,286)
                              --------- --------- --------- ---------

LOSS BEFORE INCOME TAXES       (12,501)  (10,681)  (46,715)  (44,317)
 Provision for foreign
  income taxes                     (16)       57       (31)      (20)
                              --------- --------- --------- ---------

NET LOSS                      $(12,517) $(10,624) $(46,746) $(44,337)
                              ========= ========= ========= =========

BASIC AND DILUTED NET LOSS
 PER SHARE                      $(0.32)   $(0.29)   $(1.20)   $(1.31)
                              ========= ========= ========= =========
WEIGHTED AVERAGE NUMBER OF
 SHARES OF COMMON STOCK
 OUTSTANDING                    39,161    36,617    39,090    33,862
                              ========= ========= ========= =========


                         ILEX ONCOLOGY INC.
                     CONSOLIDATED BALANCE SHEETS
         (in thousands, except share and per share amounts)


                                           September 30, December 31,
                                               2004          2003
                                           ------------- ------------
                                            (unaudited)
CURRENT ASSETS:
Cash and cash equivalents                       $68,926      $63,154
Investments in marketable securities             58,819       75,791
Restricted investments                              604          816
Accounts receivable, net of allowance for
 doubtful accounts of $5 in 2004 and 2003           258          166
Accounts receivable from Schering AG             10,306        8,363
Other receivables                                 2,484        2,152
Prepaid expenses and other                        2,547        2,433
Assets held for sale                                197           --
                                           ------------- ------------
Total current assets                            144,141      152,875
                                           ------------- ------------

Investments in marketable securities              1,050       56,209
Restricted investments                            1,691        1,691
Completed technology asset, net of
 accumulated amortization of $12,729 and
 $9,257 in 2004 and 2003, respectively           52,071       55,543
Other intangible assets, net of
 accumulated amortization of $784 and $517
 in 2004 and 2003, respectively                   4,016        4,283
Other assets                                      1,581          689
Property and equipment, at cost, net of
 accumulated depreciation of $8,380 and
 $10,302 in 2004 and 2003, respectively           2,450        3,805
                                           ------------- ------------

TOTAL ASSETS                                   $207,000     $275,095
                                           ============= ============


                         ILEX ONCOLOGY INC.
                     CONSOLIDATED BALANCE SHEETS
         (in thousands, except share and per share amounts)

                                           September 30, December 31,
                                               2004          2003
                                           ------------- ------------
                                            (unaudited)
CURRENT LIABILITIES:
 Accounts payable                                $7,768      $11,477
 Accrued liabilities --
   Related parties                                  531          564
   Other                                          5,493        6,646
 Deferred revenue                                   592          385
 Note payable                                    19,709       38,390
                                           ------------- ------------
Total current liabilities                        34,093       57,462
                                           ------------- ------------

 Deferred revenue                                   833        1,077
 Other non-current liabilities                      729          742
                                           ------------- ------------

TOTAL LIABILITIES                                35,655       59,281
                                           ------------- ------------

STOCKHOLDERS' EQUITY:
 Convertible preferred stock, $0.01 par
  value; 20,000,000 shares authorized; no
  shares issued or outstanding                       --           --
 Common stock, $0.01 par value;
  100,000,000 shares authorized;
  39,240,575 and 39,046,917 issued and
  outstanding in 2004 and 2003,
  respectively                                      392          390
 Additional paid-in capital                     562,722      560,632
 Deferred compensation                             (166)        (359)
 Accumulated deficit                           (392,290)    (345,544)
 Accumulated other comprehensive income             687          695
                                           ------------- ------------

  Total stockholders' equity                    171,345      215,814
                                           ------------- ------------

  TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                        $207,000     $275,095
                                           ============= ============



    CONTACT: ILEX Oncology Inc., San Antonio
             Craig Tooman or Ann Stevens, 210-949-8417